EXHIBIT 99.1
Gold Flora Reports Third Quarter 2024 Financial Results
Reports $32.6 Million in Q3 2024 Revenue and Adjusted Gross Profit of $21.1 Million, Representing a 65% Adjusted Gross Margin
Achieves Positive Adjusted EBITDA of $2.8 Million

Recent Cultivation Investments Delivered 20% Improvement in Q3 2024 Flower Harvest Yields Compared to Q1 2024

Conference Call to be Held November 14, 2024, at 6:00 p.m. (Eastern Time)

Costa Mesa, CA – November 14, 2024 - Gold Flora Corporation, ("Gold Flora" or the "Company") (Cboe Canada:GRAM)(OTCQB: GRAM) a leading vertically-integrated California cannabis company, announced its financial results for the three month period (“Q3 2024”). All amounts are expressed in U.S. dollars.
Q3 2024 Financial Highlights:
•Total revenue of $32.6 million;
•Q3 2024 gross profit of $13.5 Million, representing a 41% gross margin;
•Q3 2024 adjusted gross profit1 of $21.1 million, representing a 65% adjusted gross margin. Adjusted gross profit excludes depreciation & amortization, operating expense related to U.S. tax code 280E adjustments, and non-recurring inventory adjustments. The adjustments do not affect reported operating income;
•Net quarterly loss of $(18.9) million;
•Adjusted EBITDA1 of $2.8 million for Q3 2024.
•Cash used in operating activities of $5.8 million; and
•Cash and cash equivalents totaled $10.2 million as of September 30, 2024.
Operational Highlights:
•Expanded the Company’s first party product revenue generated at its owned retail stores to over 30% of total first party retail store sales in Q3 2024 and have continued to maintain this targeted level subsequent to quarter end.
•Q3 flower harvest volume increased by 20% compared to Q1 2024 as previously completed investments that have refined and optimized the Company’s cultivation methods and strains have continued to generate positive improvements.
•Continued the successful launch of Gramlin, currently the 2nd fastest growing cannabis brand in California. Gramlin is targeted at high-volume consumers and includes products across the top-selling categories, including newly launched live rosin all-in-one vapes. Currently, Gramlin products are available across the Company’s 16 retail stores, through its commerce digital sites, and at over 350 third-party retailers.
•Closed a senior loan facility with J.J. Astor & Co. for up to $13.15 million, with an initial draw of $7.15 million and second draw of $2.0 million now completed. Two additional $2.0 million draws remain available to the Company.
•The Company's common shares were granted approval to quote on the OTC Market's Group Inc.'s OTCQB Venture Market (the "OTCQB") in the United States, under the ticker symbol "GRAM".
Management Commentary
“We are focused on building and scaling California’s leading vertically integrated cannabis company,” said Laurie Holcomb, Chief Executive Officer and Chairman of Gold Flora. “Amid the ongoing challenges facing the broader industry, we’ve made significant strides
1 Adjusted Gross Profit and Adjusted EBITDA are non-GAAP financial measures. See "Non-GAAP Financial Measures" at the end of this press release for a reconciliation and discussion of non-GAAP financial measures.
2This is a forward-looking statement and based on a number of assumptions. See “Forward Looking Statements”at the end of this press release.

in positioning ourselves for long-term success. We have strengthened our balance sheet through a capital raise, continued scaling the highly successful Gramlin brand, and have further optimized our vertically integrated operations to support our growth initiatives.”

Ms. Holcomb continued, “Our continued success in scaling the Gramlin brand is truly remarkable. Gramlin has become one of the fastest-growing brands in California and we are proud to report it is now among the top 10 in the state. This phenomenal achievement reflects the strength of the product, which is a direct result of the advantages of our vertical integration and the effectiveness of our go to market strategy. In Q3 we launched our first Gramlin live rosin product, following the successful build-out of dedicated rosin production facilities at our Desert Hot Springs campus. Leveraging this best-in-class infrastructure, we can create high quality rosin products at competitive prices, delivering great value for our customers and enabling us to become one of California's leading rosin product producers. With the launch of our first rosin product in Q3, with more SKU launches planned before year end, we are confident that the benefits of this additional capacity will continue to be realized over the next several quarters.”

Ms. Holcomb concluded, “As we further scale Gramlin and ramp up our rosin production capacity, we’re in a strong position to expand our market share in California and drive meaningful revenue growth. Our focus is on delivering sustainable cash flow and long-term profitability. By optimizing our cost structure and leveraging economies of scale, we’re maximizing the value we derive from our cultivation efforts at every step. With a solid strategy in place, we’re confident in the path forward and excited about the opportunities ahead.”
Q3 2024 Financial Results

(in thousands)	Q3 2024	Q2 2024	% Change
Total Revenue	$32,621	$31,642	3%
Wholesale Revenue	$8,215	$5,455	51%
Retail Revenue	$24,406	$26,187	(7)%
Gross Profit	$13,483	$7,248	86%
Gross Margin	41%	23%
Adjusted Gross Profit (1)	$21,103	$18,176	16%
Adjusted Gross Margin	65%	57%
Net Loss	$(18,886)	$(23,954)	(21)%
Adjusted EBITDA (2)	$2,784	$(1,972)	(241)%
(1) Adjusting for depreciation & amortization, operating expense related to U.S. tax code 280E adjustments and non-recurring inventory adjustments. Adjusted Gross Profit is a non-GAAP financial measure. See "Non-GAAP Financial Measures" at the end of this press release for a reconciliation and discussion of non-GAAP financial measures.
(2) Adjusted EBITDA is defined as EBITDA adjusted to exclude extraordinary items, non-recurring items and, other non-cash items, including, but not limited to (i) stock-based compensation expense, (ii) change in fair value of the earn out liability, (iii) non-recurring legal and professional fees, human-resources, inventory and collections-related expenses, (iv) intangible and goodwill impairments and loss on disposal of assets, (v) transaction costs related to merger and acquisition activities, (vi) retail and cultivation pre-opening costs and, (vii) non-recurring inventory adjustments. Adjusted EBITDA is a non-GAAP financial measure. See "Non-GAAP Financial Measures" at the end of this press release for a reconciliation and discussion of non-GAAP financial measures.
The Company’s consolidated financial statements for Q3 2024 ("Financial Statements") as well as its accompanying management discussion and analysis of financial condition and results of operations (“MD&A”) will be included in its Quarterly Report on Form 10-Q filed on EDGAR (www.sec.gov) as well as on SEDAR (www.sedarplus.ca). Please refer to the MD&A for additional detail and discussion on the Company’s results from operations.

Conference Call
The Company will host a conference call to discuss the Q3 2024 financial results on November 14, 2024, at 6:00 p.m. Eastern Time. A question-and-answer session will follow management’s prepared remarks.

CONFERENCE CALL DETAILS
DATE:	Thursday, November 14, 2024
TIME:	6:00 p.m. (Eastern Time)
WEBCAST:	https://app.webinar.net/KWl7dKmGayJ
DIAL-IN NUMBER:	1-800-836-8184
CONFERENCE ID:	17588
REPLAY:	1-888-660-6345 Available until 12:00 midnight Eastern Time Thursday, November 21, 2024 Replay Code: 17588#
For more information on Gold Flora Corporation, visit: https://ir.goldflora.com/.

About Gold Flora Corporation
Gold Flora Corporation is a female founder led, vertically-integrated cannabis leader that owns and operates multiple premium indoor cannabis cultivation facilities, 16 retail dispensaries in strategic geographies, a distribution business selling first party and third party brands into hundreds of dispensaries across California, and a robust portfolio of cannabis brands and SKUs aimed at different consumer segments, including Gramlin, one of the fastest growing brands in the state across the key categories of flower, vapes, concentrates, and prerolls. The Company’s retail operations include Airfield Supply Company, Caliva, Coastal, Calma, King's Crew, Varda, Deli, and Higher Level dispensaries, and its distribution company operates under the name Stately Distribution.

Gold Flora Corporation’s indoor cultivation canopy currently comprises approximately 107,000 square feet across three facilities in its Desert Hot Springs campus and two San Jose cultivation facilities. In addition, the Company has entered into leases for two state-of-the-art indoor cultivation facilities in Palm Springs, with 53,000 square feet of canopy to start operation once licensing is complete. The Company also has the option to expand further in the future depending on market demand, with already entitled acreage providing approximately 240,000 square feet of canopy. The Desert Hot Springs campus also houses the Company's manufacturing and extraction facilities and Stately Distribution. This centralized location provides for optimal security and logistics benefits and protects the product as it moves though the Company's larger pipeline.

With hubs throughout the state, the Company distributes many prominent brands, including its own premium lines of Gramlin, Gold Flora, Cruisers, Caliva, Roll Bleezy, Aviation Cannabis, Jetfuel Cannabis, Mirayo by Santana, and Monogram. Third party brands are increasingly contacting the Company in search of reliable input sources and established distribution.

References to information included on, or accessible through, websites and social media platforms do not constitute incorporation herein by reference of the information contained at or available through such websites or social media platforms, and the reader should not consider such information to be part of this press release.
Non-GAAP Financial Measures
This news release contains the non-GAAP financial measure “Adjusted EBITDA,” and “Adjusted Gross Profit” which are not recognized under GAAP and do not have a standardized meaning prescribed by GAAP. As a result, these measures may not be comparable to similar measures presented by other companies. For a reconciliation of “Adjusted EBITDA” and “Adjusted Gross Profit” to the most directly comparable financial information presented in the Financial Statements in accordance with GAAP, see the section entitled “Reconciliation of Non-GAAP Measures” below.
Adjusted EBITDA
Our management believes Adjusted EBITDA is a useful measure for investors to assess the performance of the Company as it provides more meaningful operating results by excluding the effects of expenses that are not reflective of our underlying business performance and other one-time or non-recurring expenses. We define “Adjusted EBITDA” as EBITDA adjusted to exclude extraordinary items, non-recurring items and, other non-cash items, including, but not limited to (i) stock-based compensation expense, (ii) change in fair value of the earn out liability, (iii) non-recurring legal and professional fees, human-resources, inventory and collections-related expenses, (iv) intangible and goodwill impairments and loss on disposal of assets, (v) transaction costs related to merger and acquisition activities, (vi) retail and cultivation pre-opening costs, and (vii) non-recurring inventory adjustments.

Adjusted Gross Profit
Our management believes Adjusted Gross Profit is a useful measure for investors to assess the performance of the Company as it provides more meaningful operating results by excluding the effects of expenses that are not reflective of our underlying business performance. We define “Adjusted Gross Profit” as Gross Profit adjusted to exclude operating expenses (including depreciation and amortization) related to U.S. tax code 280E adjustments and non-recurring inventory adjustments.
Reconciliation of Non-GAAP Measures

	Three Months Ended		Nine Months Ended
(in thousands)	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Revenues	$32,621	$31,960	$96,416	$62,569
Cost of Goods Sold	19,138	20,646	65,656	43,269
Gross Profit	13,483	11,314	30,760	19,300
	41%	35%	32%	31%
Adjustments to Gross profit
Depreciation and Amortization	$3,126	$1,056	$4,964	$2,455
Operating Expenses related to 280E adjustments	4,369	5,717	15,211	8,252
Non-Recurring Inventory Adjustments	125	—	5,742	597
Adjusted Gross Profit	$21,103	$18,087	$56,677	$30,604
Adjusted Gross Profit %	65%	57%	59%	49%

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Net Loss	$(18,886)	$22,960	(56,544)	(487)
Debt and Convertible Debt Interest Expense, Net	1,705	3,181	3,631	6,329
Finance Lease Liability Interest Expense, Net	3,347	3,373	10,082	8,549
Amortization of Debt Discount Interest Expense, Net	444	278	800	1,495
Taxes	2,265	6,807	3,988	8,321
Depreciation and Amortization	4,886	5,465	12,985	10,197
EBITDA	$(6,239)	$42,064	(25,058)	34,404
Addback for Adjusted EBITDA
Noncash Operating Lease Expense	$(94)	$333	$(356)	$625
Impairment	—	—	—	—
Implementation Software Costs	—	—	110	—
Change in Fair Value of Earnout Liability	—	—	—	4,375
Loss on Extinguishment of Debt	—	1,440	—	1,440
Change in Bargain Purchase Price	—	(49,026)	—	(49,026)
Share-Based Compensation	87	469	366	567
Bad Debt Expense	296	5	707	328
Transaction Fees and Legal Fees	5,854	3,002	8,679	4,548
Penalties and Fines	2,755	—	8,332	—
Retail and Cultivation Preopening Costs	—	—	489	—
Non-Recurring inventory Adjustments	125	—	5,742	597
Adjusted EBITDA	$2,784	$(1,713)	$(989)	$(2,142)

Forward Looking Statements
This press release contains "forward-looking information" within the meaning of applicable Canadian securities legislation and the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to the expectations or forecasts of business, operations, financial performance, prospects, and other plans, intentions, estimates and beliefs, and may include statements regarding Gold Flora's expected financial condition and performance, the current and projected market, and growth opportunities for the company. Words such as "expects," "continue," "will," "anticipates," and "intends," or similar expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements in this press release include, but are not limited to, statements relating to the Company's ability to maintain its first party revenue target in excess of 30% of total revenue, the potential to achieve additional cultivation improvements in 2024 from the previously completed investments, and the timing and scale of any potential benefits realized during the remainder of 2024 from scaling our platform. These forward–looking statements are based on Gold Flora's current projections and expectations about future events and financial trends that it believes might affect its financial condition, results of operations, prospects, business strategy and financial needs, and on certain assumptions and analysis made by it in light of the experience and perception of historical trends, current conditions and expected future developments and other factors it believes are appropriate. Forward-looking information and statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors, including those risk factors in Part I, Item 1A ("Risk Factors") in our most recent Form 10-K, which may cause actual events, results, performance, or achievements to be materially different from future events, results, performance, and achievements expressed or implied by forward looking information and statements herein. Although Gold Flora believes that any forward-looking information and statements herein are reasonable, in light of the use of assumptions and the significant risks and uncertainties inherent in such information and statements, there can be no assurance that any such forward-looking information and statements will prove to be accurate, and accordingly readers are advised to rely on their own evaluation of such risks and uncertainties and should not place undue reliance upon such forward-looking information and statements. Any forward-looking information and statements herein are made as of the date hereof and, except as required by applicable laws, Gold Flora does not assume any obligation to update or revise any forward-looking information or statements contained herein or to update the reasons that actual events or results could or do differ from those projected in any forward-looking information and statements herein, whether as a result of new information, future events or results, or otherwise.
Investor Contact:
ir@goldflora.com